CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Registered Public Accounting Firm" and to the use of our report dated February 11, 2005, which is incorporated by reference, in this Registration Statement (Form N-1A Nos. 2-68671 and 811-3081) of Dreyfus Appreciation Fund, Inc.

ERNST & YOUNG LLP SIGNATURE LOGO

New York, New York April 25, 2005